As filed with the Securities and Exchange Commission on July 3, 2001
                                           Registration No. 333-61262
=============================================================================
                   U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM SB-2
                             AMENDMENT NO. 1 TO
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SMARTBUILDINGS.COM, INC.
                (Name of small business issuer in its charter)

            Nevada                  6770                    33-0961333
    (State Or Jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
     of Incorporation       Classification Code Number)   Identification No.)
     or Organization)

                              721 Devon Court
                          San Diego, CA 92109-8007
                              (858) 488-4433
      (Address and Telephone Number of Principal Executive Offices
                      and Principal Place of Business)
                          ---------------------------
                            Robert C. Weaver, Jr.
                              721 Devon Court
                          San Diego, CA 92109-8007
                              (858) 488-4433
                          ---------------------------
           (Name, Address and Telephone Number of Agent For Service)
                          ---------------------------
Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                    CALCULATION OF REGISTRATION FEE

                                    Proposed    Proposed
                                    Maximum     Maximum
                                    Offering    Aggregate    Amount of
Title of Each Class  Amount to be   Price Per   Offering     Registration
of Securities        Registered     Share       Price        Fee
Common stock         200,000        $  .50      $100,000     $ 25.00
Common stock         200,000        $  .50 (1)  $100,000     $ 25.00

(1) Selling shareholder's stock registration fee was based on a bona fide estimate of the maximum offering price pursuant to Rule 457(a).

The registrant hereby withdraws the registration of units, "A" warrants and "B" warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




               PART I - INFORMATION REQUIRED IN PROSPECTUS

                            SMARTBUILDINGS.COM, INC.
                            Cross-Reference Sheet

Form SB-2 Item Number and Caption                 Location In Prospectus

1.   Front of Registration Statement and
      Outside Front Cover of Prospectus           Outside Front Cover
2.   Inside Front and Outside Back Cover
      Pages of Prospectus                         Inside Front Cover Page,
                                                   Outside Back Cover
3.   Summary Information and Risk Factors         Summary; Risk Factors
4.   Use of Proceeds                              Use of Proceeds
                                                    Your Rights And
                                                    Substantive Protection
                                                    Under Rule 419 Deposit
                                                    Of Offering Proceeds
                                                    And Securities
5.   Determination of Offering Price              Risk Factors
6.   Dilution                                     Dilution
7.   Selling Security Holders                     Principal and Selling
                                                    Shareholders
8.   Plan of Distribution                         Plan of Distribution
9.   Legal Proceedings                            Business - Legal
                                                   Proceedings
10.  Directors, Executive Officers,
      Promoters and Control Persons               Management
11.  Security Ownership of Certain
      Beneficial Owners and Management            Principal and Selling
                                                    Shareholders
12.  Description of Securities                    Description of Securities
13.  Interest of Named Experts and Counsel        Legal Matters, Experts
14.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities                                 Management -
                                                   Indemnification
15.  Organization Within Last Five Years          Certain Transactions
16.  Description of Business                      Business
17.  Management's Discussion and Analysis
      or Plan of Operation                        Business -Plan of Operation
18.  Description of Property                      Business -Facilities
19.  Certain Relationships and Related
      Transactions                                Certain Transactions
20.  Market for Common Equity and Related
      Stockholder Matters                         Market for Common
                                                   Equity and Related
                                                   Stockholder Matters
21.  Executive Compensation                       Management - Executive
                                                   Compensation
22.  Financial Statements                         Financial Statements
23.  Changes in and Disagreements with
      Accountants on Accounting and Financial
      Disclosure                                  None


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED JULY ___, 2001




                          INITIAL PUBLIC OFFERING
                               PROSPECTUS

                            SMARTBUILDINGS.COM, INC.

                              200,000 Common shares
                              $.50 per share




This is our initial public offering, and no public market currently exists for our securities.

This is a self-underwritten offering. We have not entered into a sales agreement with a registered broker/dealer however we may do so in the future at which time we will amend this prospectus. All investor funds will be placed in a Rule 419 escrow account at World Trade Financial Corporation. This offering will end within 210 days from the date of this prospectus.

	Selling stockholders are concurrently offering 200,000 common shares. We will not receive any of the proceeds from shares sold by selling stockholders.

Our address is 721 Devon Court, San Diego, California 92109. Our telephone number is (858) 488-4433.


THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 6.

THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THOSE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION OTHERWISE IS A CRIMINAL OFFENSE.


               The date of this prospectus is ___________, 2001


 [Inside Front Cover Page]

                              TABLE OF CONTENTS

                                                                         PAGE
RISK FACTORS                                                                2
Your funds may be held in escrow for up to 18 months.                       2
You will not be able to transfer your escrowed securities.                  2
There is substantial doubt about our ability to operate as a going concern. 2 During a merger, our management may sell their shares at a premium to the offering price while our other shareholders are not afforded this same
opportunity.                                                                2
Management may not devote a sufficient amount of time to seeking a target
company.                                                                    2
Our sole officer and director is affiliated with other blank check companies which creates a conflict of interest that may prevent us
from forming a suitable business combination.                               3
We set the offering price of $.50 per unit arbitrarily.                     3
There is currently no public market for our securities. Unless we are able to have our securities quoted in a public market a shareholder may find it difficult to sell our securities or obtain accurate quotations as
to their market value.                                                      3
Initially, our securities may be sold only in the States of Colorado and
New York.                                                                   3
The registration of 200,000 common shares by selling shareholders and subsequent sales of those shares could adversely affect our stock price. 3 Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers selling these
securities.                                                                 4
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419                       4
DILUTION                                                                    5
USE OF PROCEEDS                                                             6
BUSINESS                                                                    6
MANAGEMENT                                                                 10
CERTAIN TRANSACTIONS                                                       12
PRINCIPAL AND SELLING SHAREHOLDERS                                         13
DESCRIPTION OF SECURITIES                                                  13
PLAN OF DISTRIBUTION                                                       14
LEGAL MATTERS                                                              17
EXPERTS                                                                    17
Financial Statements                                                      F-1

 [Outside Back Cover Page]

Dealer Prospectus Delivery Obligation

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                RISK FACTORS

Your funds may be held in escrow for up to 18 months.

	If we are unable to locate an acquisition candidate meeting the Rule 419 acquisition criteria, you will have to wait 18 months from the date of this prospectus before your funds are returned.

You will not be able to transfer your escrowed securities.

	No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a very specific section of the tax code related to divorce. As a potential investor you should be aware that your ability to sell or transfer these securities while they are in escrow is severely limited. This significantly affects their liquidity and your flexibility.

There is substantial doubt about our ability to operate as a going concern.

	Although we anticipate incurring no significant expenditures, we have minimal capital resources available to meet our obligations. We are operating on a budget that does not allow us to be a "going concern." Based on our business model, the only way we can become a "going concern" is to make an acquisition. If we cannot make an acquisition within 18 months of the date of this prospectus your funds will be returned to you.

During a merger, our management may sell their shares at a premium to the offering price while our other shareholders are not afforded this same opportunity.

In connection with a merger or acquisition, it is highly likely that an amount of stock constituting control of us will be issued by us and or purchased from management by the acquiring entity or its affiliates. In this situation, a premium may be paid for management's shares that could be more than the offering price. Also, other shareholders may not be offered this same opportunity to sell their shares. The sale of management's shares under these circumstances creates a potential conflict of interest with other shareholders since management may consider their own pecuniary interests rather than the best interests of the company's other stockholders. In addition, the sale of a controlling interest by our management could occur at a time while our other shareholders remain subject to restrictions on the transfer of their shares.

Management may not devote a sufficient amount of time to seeking a target company.

Management anticipates devoting no more than an average of five hours a week in seeking and closing a business combination. As a result, we may not be able to identify an acquisition candidate within 18 months of the date of this prospectus.

Our sole officer and director is affiliated with other blank check companies which creates a conflict of interest that may prevent us from forming a suitable business combination.

	In the event our management identifies a candidate for a business combination, and the candidate expresses no preference for a particular company, management intends to enter into a business combination with a previously formed affiliate blank check company if it is available. Our management has adopted a first-in, first-out policy that allocates business opportunities in chronological order of the formation of other blank check companies with which they are affiliated. As a result, there may not be sufficient business opportunities to make a business combination with us or we may not obtain the best business opportunities that are reviewed by our management.

We set the offering price of $.50 per unit arbitrarily.

This price bears no relation to our assets, book value, or any other customary investment criteria, including our lack of prior operating history.

There is currently no public market for our securities. Unless we are able to have our securities quoted in a public market a shareholder may find it difficult to sell our securities or obtain accurate quotations as to their market value.

Initially, we intend to apply for quotation of our securities on the OTC Bulletin Board. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. There is no assurance that we can obtain a market maker to sponsor our listing.

Initially, our securities may be sold only in the States of Colorado and New
York.

	We intend to register these securities only in the States of Colorado and New York. Thus the securities you buy may be resold only in Colorado and New York until a resale exemption is available in other states.

The registration of 200,000 common shares by selling shareholders and subsequent sales of those shares could adversely affect our stock price.

	We are registering 200,000 common shares, or approximately 12.1% of our outstanding common stock if the maximum offering to you is sold, for sale by selling shareholders. Although there may be a limitation on the number of shares that can be sold by selling stockholders during any 90-day period, the availability for sale, and future sales, of substantial amounts of our common stock by existing stockholders could adversely affect the price of our common stock.



Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers selling these securities.

	Generally, penny stocks are equity securities with a price of less than $5 per share unless the securities are registered on certain national securities exchanges or on NASDAQ.

	The penny stock rules impose additional sales practice requirements on broker-dealers who sell these securities to persons that are not established customers or accredited investors. Before a broker-dealer may effect transactions in penny stocks for or with these persons it must first approve them for transactions in penny stocks and receive from them a written agreement to the transaction. A broker-dealer also must give each penny stock customer:
	1. A document describing the risks of investing in penny stocks;
	2. Information on market quotations, if any;
   3. Information on the compensation of the broker- dealer and its salesperson in the transaction; and
	4. Monthly account statements showing the market value of each penny stock held in the customer's account.
	If our securities are subject to these penny stock rules, broker-dealers will be restricted in their ability to sell our stock.


          YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Under Rule 419 the funds will be released to us, and the securities will be released to you, only after the escrow agent has received a signed representation from us and any other evidence acceptable to the escrow agent that:

     1. A post-effective amendment has been declared effective.

          a. We must agree to acquire a business or assets for which the fair value of the business represents at least 80% of the file maximum offering proceeds. For purposes of this offering, the fair value of the business or assets to be acquired must be at least $80,000 (80% of $100,000).

          b. Once the agreement governing the acquisition of a business meeting the required criteria has been signed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering, and the use of any funds disbursed from the escrow account. The post-effective amendment must also include the prescribed conditions of the reconfirmation offer mandated by Rule 419.

     2. We have satisfied all of the prescribed conditions of the reconfirmation offer:

          a. The reconfirmation offer must commence after the effective date of the post-effective amendment.

          b. The prospectus contained in the post-effective amendment must be sent by first class mail or equal means to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

          c. Each investor must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that they elect to remain an investor. If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

          d. The acquisition will be consummated if a sufficient number of investors confirm their investments.

          e. If the acquisition has not closed within 18 months from the date of this prospectus, the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

     3. We have closed the acquisition within 18 months from the date of this prospectus.


                                DILUTION

For the maximum offering, as of April 30, 2001, the following table compares between existing shareholders and new investors:

          the number of shares of our common stock held,

          their percentage ownership of these shares,

          the total consideration paid,

          the percentage of total consideration paid, and

          the average price per share:

               Shares Purchased     Total Consideration    Price Per
               Amount      %        Paid         %         Share
Existing
 Shareholders  1,450,000   87.9%   $   2,900.00    2.8%    $.0020

New Investors    200,000   12.1%   $ 100,000.00   97.2%    $.50

Total          1,650,000  100.0%   $ 102,900.00  100.0%    $.0624

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering is the dilution to new investors. Our net tangible book value per share is determined by dividing our net tangible book value by the number of outstanding common shares. The following table illustrates, as of April 30, 2001, the dilution to investors in this offering if all shares offered by us are sold:

Public offering price per share       $  .50

Net tangible book value per share
      before this offering            $  .0017

Increase per share attributable
      to new investors                $  .0549

Net tangible book value per share
      after this offering             $  .0576

Dilution per share to new investors   $  .4433


                             USE OF PROCEEDS

All of the proceeds received by us in this offering will be put into the escrow account pending your reconfirmation of our proposed business acquisition. These funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities.

Although Rule 419 permits 10% of the funds to be released from escrow to us after we reach the offering minimum and prior to the reconfirmation offer, we will not request a release of any of your funds until you have reconfirmed your investment under Rule 419.

After the reconfirmation offer and the closing of the business combination the escrow funds plus any interest received, less any amount returned to investors who did not reconfirm their investment will be released to us and used as working capital.

We will not receive any proceeds from the shares sold by selling stockholders.


                                  BUSINESS

History

We were incorporated under Nevada law on April 10, 2000 as Smartbuildings.com, Inc.

Plan of operation

We are a development stage entity, and have not yet engaged in any operations. We are defined as a "blank check" company, organized to locate and consummate a merger or acquisition with a private entity that desires to become a reporting company with the Securities and Exchange Commission.

We have not yet identified a particular acquisition target and have not entered into any agreements regarding an acquisition. Our management has discussed with other persons our filing status and our interest in finding an acquisition or merger. Our policy is to disclose the existence of a potential merger or acquisition only after a written agreement has been signed with the acquisition candidate.

We will not limit our acquisition search to a specific kind of firm, industry, or stage of development. We may acquire a venture that is in its preliminary or development stage or is already operating. The acquisition opportunity may need additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages that we may offer. We do not intend to seek additional capital to finance the operation of any acquired business opportunity until we have successfully consummated a merger or acquisition.

We anticipate that the selection of a business opportunity will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, we believe there are many firms seeking the perceived benefits of a publicly registered corporation. These benefits may include facilitating or improving the terms for additional equity financing, providing liquidity for stock options to key employees, and providing liquidity for shareholders with unrestricted stock.

Our officers and directors will undertake the analysis of new business opportunities. In analyzing prospective business opportunities, management will consider:

          the available technical, financial and managerial resources;

          working capital and other financial requirements;

          history of operations, if any;

          prospects for the future;

          nature of present and expected competition;

          the quality and experience of management services that may be available and the depth of that management;

          the potential for further research, development, or exploration;

          specific risk factors not now foreseeable but could be anticipated to impact our proposed activities;

          the potential for growth or expansion;

          the potential for profit;

          the perceived public recognition of acceptance of products, services, or trades;

          name identification; and

          other relevant factors.

As part of the "due diligence" investigation, our officers and directors will meet personally with management and key personnel, possibly visit and inspect material facilities, will obtain independent verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures within our limited resources.

We do not anticipate incurring significant expenditures prior to an acquisition. Any expenses are expected be from our efforts to identify a suitable acquisition candidate and close the acquisition. These expenses will be funded from current assets. We believe we have sufficient funds to satisfy our needs prior to the acquisition and the next 12 months. We do not expect any significant change in employees prior to an acquisition. There are no arrangements with management to loan us any funds. As of April 1, 2001 our current assets were $2,501.

Acquisition transaction

In implementing a structure for a particular acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business.

We anticipate that the parties to the acquisition will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, our shareholders would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of the shareholders.

Negotiations with target company management are expected to focus on the percentage of our shares that the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will probably hold a substantially lesser percentage ownership interest following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then shareholders, in addition to the dilution that may be experienced as a result of this offering.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although we cannot predict the terms of the agreements, generally the agreements will require some specific representations and warranties by all of the parties, will specify certain events of default, will detail the terms of closing and the conditions that must be satisfied by each of the parties prior to and after the closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

We will not acquire or merge with any entity that cannot provide independent audited financial statements concurrent with the closing of the proposed transaction. We are subject to the reporting requirements of the Exchange Act. Included in these requirements is our affirmative duty to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-KSB and quarterly reports on Form 10-QSB. If the audited financial statements are not available at closing, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable at the discretion of our present management. If the transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.

We will provide our shareholders with complete disclosure documentation, including audited financial statements, concerning a potential business opportunity and the structure of the proposed business combination prior to consummation.

Competition

We are insignificant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial companies that have significantly greater resources and technical expertise. In view of our extremely limited financial resources and limited management availability, we are at a significant competitive disadvantage compared to our competitors.

Employees

We have no employees. We have one person who is both an officer and director and he anticipates devoting no more than an average of five hours a week in seeking and closing a business combination.

Facilities

Our office is provided at no cost at the home office of our President located at 721 Devon Court, San Diego, California 92109, on a month-to-month basis. This arrangement is expected to continue until an acquisition is closed.

Legal proceedings

We are not a party to any legal proceedings.

Where you can find more information about us

This prospectus is part of a registration statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act and omits certain information contained in the registration statement.

When our registration is effective we will file annual, quarterly and special reports, and other information with the SEC.

You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information. You can also obtain copies of these filings from the SEC's Internet web site
(http://www.sec.gov).


                               MANAGEMENT

Executive officers, directors and other significant employees

Name                    Age   Title

Robert C. Weaver, Jr.   56    President, Chief Executive Officer, Secretary,
                              Director, Chief Financial Officer, Treasurer.
                              Principal Accounting Officer

Robert C. Weaver, Jr., President, Chief Executive Officer, Chief Financial Officer, Treasurer, Principal Accounting Officer, Secretary, and sole Director since April 2000, will devote an average of five hours a week to our affairs. His responsibilities will include management of our operations as well as our administrative and financial activities. Mr. Weaver has been a self-employed attorney licensed with the California bar since 1982. He is the President of Abrams, Weaver, Templeton & Co., Inc., a financial and management consulting firm he formed in 1993. He is President of Myairmiles.com, Inc. a blank check company in formation. During 1999 and 2000 he was securities counsel for and subsequently a director of LMKI, Inc., a public telecommunications network service provider. He was retained from 1997 to 1999 as a director, secretary, and legal counsel of an insolvent professional employer organization, Builders Staff Corporation. Although he worked litigation liabilities down from over $5 million to under $2 million, the company never obtained adequate financing. It eventually filed Chapter 11 and the bankruptcy court retained him to continue litigation on behalf of the company. His website is www.bweave.com. Mr. Weaver has not entered into any written agreements with us although we intend to pay him $7,500 for legal work in connection with this offering.

Prior "blank check" companies

Mr. Weaver was legal counsel for, and a shareholder of, the following blank check companies within the past five years:

California Applied Research, Inc. filed an SB-2 registration statement for a public offering and raised $100,000 of offering funds that went into a Rule 419 escrow. The company was unable to complete a prescribed acquisition within 18 months, returned Rule 419 subscriber funds, and deregistered all of securities filed under the SB-2 registration. Subsequently, the company completed a merger but is no longer a reporting company.

Special Acquisitions, Inc. filed an SB-2 registration statement for a public offering and has raised $100,000 of offering funds that are being held in a Rule 419 escrow pending the identification and approval of a merger candidate. As of June 2001, management has terminated the offering, returned all Rule 419 subscriber funds, and deregistered all of securities filed under the SB-2 registration.

Net Acquisitions, Inc. filed an SB-2 registration statement for a public offering that was withdrawn in June 2001.

Myairmiles.com, Inc. filed an SB-2 registration statement for a public offering that is not yet effective.

Corporate governance

Officers and directors serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until successors have been duly elected and qualified. Vacancies in the existing board of directors are filled by majority vote of the remaining directors. Our officers serve at the will of the board of directors. Currently, our board of directors consists of one member.

Our bylaws authorize the number of directors to be fixed from time to time by the Board of Directors at not less than 3, nor more than 11, unless there are less than 3 shareholders. If there are less than 3 shareholders, the number of directors may be less than 3 but not less than the number of shareholders. We currently have one shareholder, and the board of directors has fixed the number of our directors at one.

Our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders. Management may also negotiate or consent to the purchase of all or a portion of their stock. Any such sale would be described in an amendment to this prospectus.

Executive compensation

No officer or directors has received or accrued any compensation for services rendered to us, except Robert C. Weaver, Jr. has accrued a legal fee of $7,500 in connection with this offering. The board of directors will authorize no further compensation until a merger or acquisition is consummated.

No directors have been compensated for their activities as directors.
In the future, our non-employee directors may be reimbursed for expenses incurred in connection with attending board and committee meetings and compensated for their services as board or committee members.

It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. In the event we consummate a transaction with any entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. If compensation is in the form of cash it will be paid by the acquired entity. The amount of any finder's fee is expected to be comparable to consideration normally paid in like transactions, which range up to ten percent of the transaction price.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted for the benefit of our employees.

Indemnification

Our articles of incorporation provide that we shall indemnify, to the full extent permitted by Nevada law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if specified standards are met.

Although indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to our directors, officers and controlling persons under these provisions, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Conflicts of interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors. Because the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations.

The officers and directors are subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention will be considered, on an equal basis, opportunities of, and be made available to, us and the other companies with which they are affiliated. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then those officers and directors must abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.


                           CERTAIN TRANSACTIONS

Robert C. Weaver, Jr. is deemed a promoter and control person.
In August 2000, we issued 1,450,000 shares of common stock to Robert C. Weaver, Jr. for $2,900 in connection with founding the Company. The amount at which the stock was acquired was determined by Robert Weaver as appropriate for our initial capitalization.

We have agreed to compensate Robert C. Weaver, Jr., our corporate attorney, who is also an officer, director and stockholder, $7,500 cash for his legal services relative to the public offering. He will be paid at the time an acquisition is completed. The amount he will be paid was determined by Robert Weaver as reasonable legal fees.


                          PRINCIPAL AND SELLING SHAREHOLDERS

The following tables set forth information regarding the beneficial owners of our common stock, as of April 30, 2001, by:

          Each of our executive officers;

          Each of our directors;

          Each person, or group of affiliated persons, whom we know beneficially owns more than 5% of our outstanding stock;

          All of our directors and executive officers as a group., and

          Each selling shareholder.

Except as otherwise noted, and subject to applicable community property laws, to the best of our knowledge, the persons named in this table have sole voting and investing power with respect to all of the shares of common stock held by them.

Name and             Amount and  Amount      Amount     Percent of Class
Address of           Nature of   Offered     Held After Before    After
Beneficial           Beneficial  in the      the        the       Maximum
Owner                Ownership   Prospectus  Offering   Offering  Offering

Robert C. Weaver, Jr. 1,450,000  200,000     1,250,000  100.0%     75.8%
721 Devon Court
San Diego, CA 92109

Named Officers and    1,450,000  200,000     1,250,000  100.0%     75.8%
Directors As a Group

Robert C. Weaver, Jr. is an officer, director, promoter and control person.

Upon the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control.


                         DESCRIPTION OF SECURITIES

We are authorized to issue up to an aggregate total of 45,000,000 shares of common stock and 4,500,000 shares of preferred stock, each having a par value of $0.001. As of April 30, 2001, 1,450,000 common shares and no preferred shares were issued and outstanding.

Both the common and preferred stock is issuable in more than one class in whatever series and terms are deemed proper from time to time by our board of directors at their discretion, including different designations, preferences, limitations, restrictions, relative rights and distinguishing designations of each class or series.

There is be no cumulative voting, and all pre-emptive rights are denied.

Each share entitles the holder to one vote.


         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

No trading market for our common stock has existed. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop while certificates representing the shares of common stock that have been issued in this offering and remain in the Rule 419 escrow. We have also registered an additional 200,000 shares for selling shareholders. A trading market may develop in these shares.

We have no outstanding options, warrants to purchase, or securities convertible into, our common equity. After the registration of 200,000 shares for selling shareholders, 1,250,000 shares of our common stock currently outstanding will be restricted securities as that term is defined in the Securities Act. Generally, Rule 144 under the Securities Act provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, all of the 1,250,000 outstanding unregistered shares cannot be sold pursuant to Rule 144 and must be registered for resale.

Holders

We have one shareholder of record of our common stock.

Dividends

We have not paid any dividends, and have no plans to do so in the future.


                             PLAN OF DISTRIBUTION

Our offering

This is a self-underwriting. Robert Weaver plans to distribute by mail or other means that do not involve oral solicitation, prospectuses related to this offering based on inquiries from potential investors. There will be no oral solicitation of potential purchasers.


Although our directors and officers are associated persons of us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

          (1) They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities;

          (2) They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; and

          (3) They are not an associated person of a broker or dealers at the time of their participation in the sale of our securities.

In addition, they will restrict their participation to any one or more of the following activities:

          (A) Preparing any written communication or delivering this communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;
Provided, however, that the content of such communication is approved by a one of our partners, officers or directors;

          (B) Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, Provided however, that the content of these responses will be limited to information contained in a registration statement filed under the Securities Act or other offering document; or

          (C) Performing ministerial and clerical work involved in effecting any transaction.

We may use broker-dealers to sell this offering, however, as of the date of this prospectus, we have not retained any broker-dealers for this purpose. In the event we retain a broker-dealer we will indicate that in an amendment to our registration statement.

Our offering expenses, including registration fees, federal taxes, state taxes and fees, trustees' and transfer agents' fees, costs of printing and engraving, legal, accounting, and engineering fees and any listing fees, are estimated to be $9,000.

Selling shareholders

The selling shareholders may sell their shares in the over-the-counter market or through any other facility on which the shares are traded, or in private transactions. These sales may be at market prices or at negotiated prices. The selling shareholders may use the following methods when selling shares:

     * ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;

     * block trades in which the broker or dealer attempts to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     * purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

     * privately negotiated transactions;

     * any combination of these methods of sale; or

     * any other legal method.

The selling shareholders may engage in short sales of the common stock and deliver shares to close out their short positions. The selling shareholders may also enter into put or call options or other transactions with broker-dealers or others, which require delivery to those persons of shares covered by this prospectus.

Brokers, dealers or other agents participating in the distribution of the shares of common stock may receive compensation in the form of discounts or commissions from the selling shareholders, as well as the purchaser if they act as agent for the purchaser. The discount or commission in a particular transaction could be more than the customary amount. We know of no existing arrangements between any selling shareholder and any underwriter, broker, dealer or agent relating to the sale or distribution of the shares.

The selling shareholders and any brokers or dealers that participate in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any discounts, commissions or other compensation received by these persons and any profit on the resale of the shares by them as principals might be deemed to be underwriters' compensation. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in the sale of the shares against various liabilities, including liabilities under the Securities Act.

At the time a particular offer of shares is made, to the extent required, we will file a supplement to this prospectus which identifies the number of shares being offered, the name of the selling shareholder, the name of any participating broker or dealer, the amount of discounts and commissions, and any other material information.

The selling shareholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and its rules and regulations. For example, the anti-manipulative provisions of Regulation M may limit the ability of the selling shareholders or others to engage in stabilizing and other market making activities.

The selling shareholders may also sell their shares pursuant to Rule
144 under the Securities Act, rather than pursuant to this prospectus, so long as they meet the criteria and conform to the requirements of the rule.

We will not receive any of the proceeds from the sale of the shares by the selling shareholders. We will pay the registration and other offering expenses related to this offering, but the selling shareholders will pay all underwriting discounts and brokerage commissions incurred in connection with selling their shares.

In order to comply with some states' securities laws, if applicable, the shares will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and is satisfied.

Method of subscribing

Potential investors may subscribe to this offering by sending to us a completed and signed subscription agreement with a check.


                               LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Robert C. Weaver, Jr., Esq., San Diego, California. He is presently our sole officer, director, and shareholder.


                                  EXPERTS

The financial statements at April 30, 2001, appearing in this prospectus have, as set forth in their report, been audited by Boros & Farrington PC, independent auditor and are included in reliance upon the authority of that firm as experts in accounting and auditing.


SMARTBUILDINGS.COM, INC.
(A Development Stage Company)

                         Financial Statements
                                 and
                      Independent Auditor's Report
                           April 30, 2001


SMARTBUILDINGS.COM, INC.
(A Development Stage Company)


Table of Contents


	Page
Independent Auditor's Report                        F-1

Audited Financial Statements:

      Balance Sheet                                 F-2

      Statement of Operations                       F-3

      Statement of Changes in Stockholders' Equity  F-4

      Statement of Cash Flows                       F-5

      Notes to Financial Statements                 F-6












INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Smartbuildings.com, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Smartbuildings.com, Inc. at April 30, 2001 and the related statements of changes in stockholders' equity, operations, and cash flows for the period from April 10, 2000 (date of inception) to April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smartbuildings.com, Inc. at April 30, 2001, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Boros & Farrington PC
San Diego, California
May 14, 2001



SMARTBUILDINGS.COM, INC.
(A Development Stage Company)
Balance Sheet
April 30, 2001


ASSETS
Current assets
     Cash                                                      $ 2,501
Other assets
     Deferred offering costs                                     9,000
                                                               $11,501

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accrued liabilities                                       $ 9,000

Contingencies and commitments (notes 2, 4 and 5)

Stockholders' equity
     Preferred stock, $.001 par value per share;
            4,500,000 shares authorized;
            no shares issued and outstanding	-
     Common stock, $.001 par value per share;
            45,000,000 shares authorized;
             1,450,000 shares issued and
             outstanding                                          145
     Additional paid-in capital                                 2,755
     Deficit accumulated during the development stage            (399)
                                                                2,501
                                                              $11,501





The accompanying notes are an integral part of this statement.




SMARTBUILDINGS.COM, INC.
(A Development Stage Company)
Statement of Operations
From April 10, 2000 (Date of Inception) To April 30, 2001



Interest Income                              $      1

Expenses
     License and registration	                    400

                                                  399

Weighted average number of shares           1,450,000

Net loss per common share                    $(0.0003)




The accompanying notes are an integral part of this statement.


SMARTBUILDINGS.COM, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity


                                                            Deficit
                                                           Accumulated
                                                  Additional  During
                                   Common Stock  Paid-In   Development
                                  Shares   Amount Capital   Stage      Total

Shares issued in August 2000 during
the formation of the Company, for
cash at $.002 per share to:
     Officers and directors      1,450,000  $145  $2,755  $  -       $2,900
Net loss for the period               -       -      -     (399)       (399)
Balance at April 30, 2001        1,450,000  $145  $2,755  $(399)	   $2,501


The accompanying notes are an integral part of this statement.


SMARTBUILDINGS.COM, INC.
(A Development Stage Company)
Statement of Cash Flows
From April 10, 2000 (Date of Inception) To April 30, 2001



Cash flows from operating activities
     Net loss                              $  (399)

Cash flows from financing activities
     Proceeds from sale of common stock      2,900

Increase in cash                           $ 2,501





The accompanying notes are an integral part of this statement.


1.	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
	Organization.  	Smartbuildings.com, Inc. (the "Company") was
incorporated under the laws of the State of Nevada on April 10, 2000.
The Company's year end is December 30, 2001. The Company is in the development stage as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. Planned principal operations of the Company have not yet commenced, and activities to date have been limited to its formation and obtaining its initial capitalization. The Company intends to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons who or firms which desire to employ the Company's funds in their business or seek the perceived advantages of a publicly held corporation.
	Deferred Costs Related To Proposed Public Offering. Costs incurred in connection with the proposed public offering of common stock have been deferred and will be charged against capital if the offering is successful or against operations if it is unsuccessful.
	Income Taxes. The Company has made no provision for income taxes because of financial statement and tax losses since its inception. A valuation allowance has been provided to reduce to zero any deferred tax assets relating to these losses.
	Net Loss Per Common Share. The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding. For purposes of computing the weighted average number of shares, all stock issued with regards to the founding of the Company is considered to be "cheap stock" as defined in SEC Staff
Accounting Bulletin 4D and is therefore counted as outstanding for the entire period.
	Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.	GOING CONCERN CONTINGENCY
	The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern.
	In order to begin any significant operations, the Company will have to pursue other sources of capital, such as additional equity financing as discussed in Note 4. There is no assurance that the Company will be able to obtain such financing. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	RELATED PARTY TRANSACTIONS
	In August 2000, the Company issued 1,450,000 shares of common stock for cash in connection with founding the Company.
	See Note 5 regarding legal fees payable to a stockholder and officer.

4.	CONTINGENT PUBLIC OFFERING OF COMMON STOCK
	On April 25, 2001, the board of directors authorized the Company to sell in a public offering a minimum of 40,000 and a maximum of 200,000 Units pursuant to an effective registration statement on Form SB-2 filed under the Securities Act of 1933. Each Unit consists of one common share, one "A" Warrant to purchase one common share at $1.00 for 2 years, and one "B" Warrant to purchase one common share at $1.50 for 3 years. Each Unit shall have a purchase price of $.50.

	Proceeds from the public offering shall be deposited into an escrow account with an independent third party, pursuant to an escrow agreement between the Company and the Escrow Agent. The securities to be issued to investors must also be deposited into this escrow account.
The deposited funds and the deposited securities may not be released until an acquisition, meeting certain specified criteria, has been made and a sufficient number of investors reconfirm their investment in accordance with certain specified procedures. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, must be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited proceeds (and any interest earned thereon) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date, the deposited proceeds will be returned on a pro rata basis to all investors.

5.	LEGAL FEE
	The Company has agreed to pay its corporate attorney, who is also a stockholder and officer of the Company, $7,500 cash for his legal services relative to the public offering upon the registration statement for the public offering (see Note 4 above) becoming effective. This obligation has been accrued in the accompanying financial statements.

*****




PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada Revised Statutes Section 78.7502, 78.751, and 78.752 allow us to indemnify our officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933. Our certificate of incorporation and our bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by Nevada law. We may enter into agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Nevada law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee                        $       50.00
Legal Fees and Expenses                      7,500.00
Accounting Fees and Expenses                 1,000.00
Printing                                       100.00
Miscellaneous Expenses                         350.00
    Total                                $   9,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following is a summary of our transactions during the last three years preceding the date hereof involving sales of our securities that were not registered under the Securities Act of 1933:

In August 2000, we issued 1,450,000 shares of common stock for cash in connection with founding the Company.
These transactions were deemed exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2). There was no general solicitation or advertising. The recipients of the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution. Appropriate legends were or will be affixed to the certificates issued. Through their relationship with us the recipients had adequate access to information about us.

None of these transactions employed the use of an underwriter.

ITEM 27. EXHIBITS.

1.1  Subscription Agreement**
1.2  Escrow Agreement under Rule 419
3.1  Articles of Incorporation**
3.2  By-Laws**
4.1  Specimen Common Stock Certificate**
5.1  Opinion Regarding Legality*
23.1 Consent of Counsel*
23.2 Consent of Expert*
24.1 Power of Attorney (immediately preceding "Signatures")

(*) To be filed by amendment.
(**) Previously filed.

ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities
(other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

(5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                             POWER OF ATTORNEY

The Registrant and each person whose signature appears below hereby appoints Robert C. Weaver, Jr. as their attorney-in-fact, with full power to act alone, to sign in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement.

                                SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California, on July 2, 2001.

SMARTBUILDINGS.COM, INC. (Registrant)

By: /s/ Robert C. Weaver, Jr.
Robert C. Weaver, Jr.
President, Chief Executive Officer, Secretary, Director
Chief Financial Officer, Treasurer, Principal Accounting Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Robert C. Weaver, Jr.
Robert C. Weaver, Jr.
President, Chief Executive Officer, Secretary, Director
Chief Financial Officer, Treasurer, Principal Accounting Officer
Date: July 2, 2001